EXHIBIT 23.1

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                                                                  Peter Messineo
                                                     Certified Public Accountant
                                             1982 Otter Way Palm Harbor FL 34685
                                                              peter@cpa-ezxl.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1/A is a part, of the report dated April 6, 2010 relative to the financial statements of Obscene Jeans Corp., as of February 28, 2010 and for the period September 21, 2009 (date of inception) through February 28, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.


/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
May 21, 2010